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                         UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K



Current Report Pursuant to Section 13 or 15 (D) of the Securities
Exchange Act of 1934



Date of Report (date of earliest event reported) September 27, 1995.




Commission file number 1-8400.



                        AMR Corporation
     (Exact name of registrant as specified in its charter)

        Delaware                            75-1825172
    (State or other                      (I.R.S. Employer
      jurisdiction                      Identification No.)
   of incorporation or
     organization)

 4333 Amon Carter Blvd.
   Fort Worth, Texas                           76155
 (Address of principal                      (Zip Code)
   executive offices)

Registrant's telephone number,   (817) 963-
including area code              1234


                         Not Applicable
(Former name, former address and former fiscal year , if changed since last report)















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                         AMR CORPORATION





ITEM 5.  OTHER INFORMATION


During August 1995, AMR's principal subsidiary, American Airlines, Inc. (American), and the Transport Workers Union (TWU) reached a tentative agreement on eight separate labor contracts covering approximately 27,000 ground support personnel. Although it has not been officially notified by the TWU, as of September 27, 1995, American understands seven of the eight contracts (covering approximately 13,000 personnel) may have been ratified by TWU members. The contracts, if declared by the TWU to have been ratified, include provisions for early retirement which are expected to result in a substantial charge to AMR's earnings during the quarter ending December 31, 1995. This charge, which cannot be reasonably estimated at this time, is not expected to have a significant impact on the financial position or liquidity of AMR. American is currently awaiting notification from the TWU as to the status of the contracts.



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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               AMR CORPORATION




Date: September 27, 1995       BY:   /s/ Charles D. MarLett
                               Charles D. MarLett
                               Corporate Secretary